Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 29, 2024, relating to the consolidated financial statements of Green Thumb Industries, Inc. (the Company) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota
April 1, 2024